                                                                    EXHIBIT 99.2

                              DIGITAL VISIONS, INC.


                              FINANCIAL STATEMENTS

                                DECEMBER 31, 1999





                                TABLE OF CONTENTS



REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


FINANCIAL STATEMENTS

         Balance Sheet as of December 31, 1999

         Statement of Operations for the Year Ended December 31, 1999

         Statement of Changes in Shareholders' Deficit for the Year Ended December 31, 1999

         Statement of Cash Flows for the Year Ended December 31, 1999


NOTES TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS






To the Shareholders of
Digital Visions, Inc.:


We have audited the accompanying balance sheet of DIGITAL VISIONS, INC. (a Minnesota corporation) as of December 31, 1999 and the related statements of operations, changes in shareholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Visions, Inc. as of December 31, 1999 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States.



ARTHUR ANDERSEN LLP


Atlanta, Georgia
April 28, 2000

                              DIGITAL VISIONS, INC.


                                  BALANCE SHEET

                                DECEMBER 31, 1999





                                                      ASSETS

CURRENT ASSETS:
    Cash and cash equivalents                                                                          $   120,569
    Accounts receivable                                                                                    206,117
    Prepaid and other current assets                                                                       211,381
                                                                                                       -----------
              Total current assets                                                                         538,067
                                                                                                       -----------
FURNITURE AND EQUIPMENT                                                                                    636,175
    Less accumulated depreciation                                                                         (309,769)
                                                                                                       -----------
              Net furniture and equipment                                                                  326,406
                                                                                                       -----------
OTHER ASSETS:
    Acquired technology, net of accumulated amortization of $563,676                                       997,255
    Deferred financing costs, net of amortization of $1,586,072                                            227,206
    Capitalized software development costs, net of amortization of $210,751                                117,731
                                                                                                       -----------
    Other assets                                                                                             5,518
                                                                                                       -----------
              Total other assets                                                                         1,347,710
                                                                                                       -----------
              Total assets                                                                             $ 2,212,183
                                                                                                       ===========

                                       LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES:
    Accounts payable                                                                                   $   270,858
    Accrued and other liabilities                                                                          108,351
    Deferred revenue                                                                                        72,809
    Line of credit                                                                                       1,525,000
    Notes payable                                                                                        3,442,489
    Current portion of capital lease obligations                                                            56,846
                                                                                                       -----------
              Total current liabilities                                                                  5,476,353

LONG-TERM LIABILITIES:
    Capital lease obligations, net of current portion                                                        9,547
                                                                                                       -----------
              Total liabilities                                                                          5,485,900
                                                                                                       -----------

COMMITMENTS AND CONTINGENCIES (NOTE 11)

REDEEMABLE CONVERTIBLE CUMULATIVE PREFERRED STOCK SUBJECT TO MANDATORY REDEMPTION (NOTE 6)               1,690,019
                                                                                                       -----------
SHAREHOLDERS' DEFICIT:
    Common stock, par value $.01; 20,000,000 shares authorized; 2,318,333 shares issued and
       outstanding                                                                                          23,183
    Additional paid-in capital                                                                           2,536,001
    Warrants outstanding to purchase 1,197,758 shares of common stock                                    1,698,847
    Accumulated deficit                                                                                 (9,221,767)
                                                                                                       -----------
              Total shareholders' deficit                                                               (4,963,736)
                                                                                                       -----------
              Total liabilities and shareholders' deficit                                              $ 2,212,183
                                                                                                       ===========



       The accompanying notes are an integral part of this balance sheet.

                              DIGITAL VISIONS, INC.


                             STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1999






REVENUES                                                              $   971,228
                                                                      -----------
COSTS AND OPERATING EXPENSES:
    Costs of service                                                      286,432
    Selling and marketing                                                 716,047
    General and administrative                                          2,595,212
    Depreciation                                                          115,978
    Amortization of intangible assets                                     607,999
                                                                      -----------
              Total operating expenses                                  4,321,668
                                                                      -----------
OPERATING LOSS                                                         (3,350,440)

INTEREST AND DEBT-RELATED EXPENSES                                      1,508,006
                                                                      -----------
NET LOSS                                                               (4,858,446)
                                                                      ===========


         The accompanying notes are an integral part of this statement.

                              DIGITAL VISIONS, INC.


                  STATEMENT OF CHANGES IN SHAREHOLDERS' DEFICIT

                      FOR THE YEAR ENDED DECEMBER 31, 1999




                                                       COMMON STOCK          ADDITIONAL
                                                   ----------------------      PAID-IN       WARRANTS     ACCUMULATED
                                                     SHARES       AMOUNT       CAPITAL      OUTSTANDING     DEFICIT        TOTAL
                                                   ----------    --------    -----------    -----------   -----------   -----------
BALANCE, DECEMBER 31, 1998                          1,983,333    $ 19,833    $ 1,290,264    $ 1,689,874   $(4,363,321)  $(1,363,350)
    Issuance of common stock in connection
      with exercise of warrants                       490,000       4,900      1,344,438       (435,590)            0       913,748
    Issuance of common stock                          125,000       1,250        248,750              0             0       250,000
    Repurchase and retirement of
      common stock                                   (300,000)     (3,000)      (247,000)             0             0      (250,000)
    Issuance of common stock in exchange
      for services                                     20,000         200         66,800              0             0        67,000
    Issuance of warrants                                    0           0              0        444,563             0       444,563
    Preferred stock dividends                               0           0        (60,898)             0             0       (60,898)
    Accretion of mandatorily redeemable
      preferred stock                                       0           0       (106,353)             0             0      (106,353)
    Net loss                                                0           0              0              0    (4,858,446)   (4,858,446)
                                                   ----------    --------    -----------    -----------   -----------   -----------
BALANCE, DECEMBER 31, 1999                          2,318,333    $ 23,183    $ 2,536,001    $ 1,698,847   $(9,221,767)  $(4,963,736)
                                                   ==========    ========    ===========    ===========   ===========   ===========



         The accompanying notes are an integral part of this statement.

                              DIGITAL VISIONS, INC.


                             STATEMENT OF CASH FLOWS

                      FOR THE YEAR ENDED DECEMBER 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
    Net loss                                                                              $(4,858,446)
    Adjustments to reconcile net loss to net cash flows used in operating activities:
       Depreciation                                                                           115,978
       Amortization of debt discount                                                          306,626
       Amortization of deferred financing fees                                                651,323
       Amortization of intangible assets                                                      607,999
       Changes in assets and liabilities:
           Accounts receivable                                                               (181,403)
           Accounts payable                                                                    22,737
           Accrued and other liabilities                                                      104,481
                                                                                          -----------
              Net cash flows used in operating activities                                  (3,230,705)
                                                                                          -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchases of furniture and equipment                                                     (104,916)
                                                                                          -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from notes payable                                                               800,000
    Payments on notes payable to related parties                                              (89,305)
    Deferred financing costs                                                                  (69,788)
    Payments on capital lease obligations                                                     (84,589)
    Issuance of preferred stock, net of offering expenses                                   1,924,771
    Issuance of common stock warrants                                                           6,645
    Issuance of common stock, net of offering expenses                                      1,163,748
    Repurchase of common stock from officer                                                  (250,000)
                                                                                          -----------
              Net cash flows provided by financing activities                               3,401,482
                                                                                          -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                                      65,861

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                                                   54,708
                                                                                          -----------
CASH AND CASH EQUIVALENTS, END OF YEAR                                                    $   120,569
                                                                                          ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest                                                $   534,969
                                                                                          ===========

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:
       Capital lease obligations incurred                                                 $    67,905
                                                                                          ===========

       Preferred stock issuance--fair value of warrants                                   $   402,003
                                                                                          ===========

       Issuance of common stock and warrants for prepaid license fees                     $   162,700
                                                                                          ===========




         The accompanying notes are an integral part of this statement.

                              DIGITAL VISIONS, INC.


                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF OPERATIONS

         Digital Visions, Inc. (the "Company") develops and markets an integrated information system for banks, savings and loan associations, credit unions, broker-dealers, municipalities, and other financial institutions throughout the United States. The Company provides value-priced, user-defined, on-demand asset/liability risk and investment analysis tools and related customer support as well as a variety of financial management information as an application service provider via the Internet.

         BASIS OF FINANCIAL STATEMENT PRESENTATION AND ACCOUNTING ESTIMATES

         The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States ("GAAP"). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could vary from those estimates.

         CASH AND CASH EQUIVALENTS

         The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

         REVENUE RECOGNITION

         The Company's customers generally enter into one-year automatically renewable contracts to have access to the Company's products and services via the Internet. The customers pay a usage-based transaction fee and/or a monthly product service fee which is recognized as the services are performed.

         Any revenues collected from customers in advance of performing the related services are recorded as deferred revenue in the accompanying balance sheet and are recognized as revenue as the services are performed.

         FURNITURE AND EQUIPMENT

         Furniture and equipment, including assets acquired by capital leases, are carried at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the useful lives of the assets of four to six years. Depreciation expense in the amount of $115,978 was recorded for the year ended December 31, 1999.

         DEFERRED FINANCING COSTS

         Legal and other direct financing costs incurred in connection with the Company's long-term debt are capitalized as deferred financing costs and are amortized as interest expense over the remaining lives of the debt instruments. The fair values of warrants issued to loan guarantors are capitalized as deferred financing costs and are amortized as interest expense over the remaining lives of the debt instruments to which the guarantees apply.

         CAPITALIZED SOFTWARE DEVELOPMENT COSTS

         The Company accounts for its software development costs following the guidance provided in the American Institute of Certified Public Accountants Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Costs incurred during the preliminary project stage of development, as well as training and maintenance costs, are expensed as they are incurred.

         Capitalizable costs, which were incurred in the application development stage, included external costs of materials and services incurred in developing the software, as well as internal payroll and payroll-related costs for employees directly associated with software development projects subject to capitalization.

         Capitalized software development costs are being amortized on the straight-line basis over an estimated life of three years. Amortization expense in the amount of $101,125 was recorded for the year ended December 31, 1999. The Company periodically reassesses the future service potential of the capitalized software following the guidance of Financial Accounting Standards Board Statement No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of."

         INCOME TAXES

         The Company uses the asset and liability method of accounting for income taxes in accordance with the provisions of Statement of Financial Accounting Standards ("SFAS") No. 109, "Accounting for Income Taxes." Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Such assets and liabilities are measured using enacted tax rates expected to apply when the differences are expected to be recovered.

         STOCK-BASED COMPENSATION

         The Company accounts for stock options granted to employees in accordance with the provisions of Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and complies with the disclosure provisions of SFAS No. 123, "Accounting for Stock-Based Compensation." Stock-based compensation issued to nonemployees is accounted for under SFAS No. 123 based on the fair value of the goods or services received or the fair value of the equity instruments issued, whichever is more readily measurable.

         RECENT ACCOUNTING PRONOUNCEMENTS

         During December 1999, the Securities and Exchange Commission released Staff Accounting Bulletin ("SAB") 101, "Revenue Recognition," to establish guidelines for revenue recognition and enhance revenue recognition disclosure requirements. The bulletin clarifies basic criteria for the culmination of the earnings process. SAB 101 is effective for the quarter ended June 30, 2000. The Company does not expect SAB 101 to have a material impact on the Company's financial statements.

         SIGNIFICANT CUSTOMERS

         The Company derives a significant portion of its revenues from a few customers. For the year ended December 31, 1999, four customers comprised 23%, 22%, 11%, and 10%, of the Company's revenues.


2.       PURCHASE OF PORTPRO SYSTEMS, INC.

         On November 2, 1998, the Company acquired the assets, liabilities, and business operations of PortPro Systems, Inc. ("PSI") for an aggregate purchase price of $1,507,850, consisting of 198,333 shares of common stock with a value of $1.20 per share and the forgiveness of $1,269,850 in preacquisition advances. The acquisition was accounted for as a purchase, and the excess of the consideration given over the fair value of the net assets acquired of $1,560,931 was allocated to Acquired Technology and is being amortized over an estimated economic life of three years.


3.       LINE OF CREDIT

         The Company had $1,525,000 outstanding at December 31, 1999 under a line of credit (the "Line") with a bank. The Line is due on demand and matures in June 2000. Interest is payable monthly at the bank's prime rate plus 1% (9.5% at December 31, 1999). The Line is guaranteed by certain investors of the Company. In any event of default in payment of the Line, the indebtedness evidenced by the investor guarantee of the Line shall be discharged by the substitution of convertible subordinated debentures as described in Note 7. The Line was secured by all of the assets owned by the Company and was subject to customary representations, warranties, and certain affirmative and negative covenants made by the Company to the bank, including restrictions on the payment of dividends and restrictions on the purchase, redemption, or acquisition of capital stock.


4.       NOTES PAYABLE

         Notes payable debt as of December 31, 1999 consisted of the following:

                  Revolving credit notes to a bank bearing interest at prime plus 1%
                  (9.5% at December 31, 1999), maturing in June 2000                             $1,760,000

                  Revolving credit notes payable to investors bearing interest at prime plus 1% (9.5% at December 31, 1999), maturing in June 2000, net of
                  discount of $82,511                                                               682,489

                  Series B subordinated notes to investors bearing interest at 12.5%,
                  payable on demand                                                               1,000,000
                                                                                                 ----------
                                                                                                 $3,442,489
                                                                                                 ==========

         Interest is payable on the above debt instruments on a monthly basis. The notes are subordinate to the Line and were issued subject to customary representations, warranties, and affirmative covenants, with which the Company was in compliance as of December 31, 1999.


5.       CAPITAL LEASE OBLIGATIONS

         The company leases certain equipment using capital leases. Obligations under capital leases are accounted for using the present value of future lease payments discounted at the marginal interest rate of the Company. Amortization of related assets using the Company's normal depreciation policy is included under depreciation expense in the accompanying statement of operations.

         The capitalized cost of leased assets amounting to $309,243 at December 31, 1999, less accumulated depreciation of $177,005, has been included under furniture and equipment in the accompanying balance sheet.

         Future minimum lease payments consist of the following at December 31, 1999:

                  2000                                                       $ 64,394
                  2001                                                          9,886
                                                                             --------
                  Total minimum lease payments                                 74,280
                  Less amount representing interest                            (7,887)
                                                                             --------
                  Present value of future minimum lease payments               66,393
                  Less current portion                                        (56,846)
                                                                             --------
                  Long-term portion of capital lease obligations             $  9,547
                                                                             ========

6.       REDEEMABLE PREFERRED STOCK

         The Company has authorized 1,200,000 shares of 10% mandatorily redeemable convertible cumulative preferred stock with a stated value of $3.35 per share and has issued 650,852 shares of preferred stock in a private placement as of December 31, 1999.

         Dividends on the preferred shares accumulate based on 10% of stated value and are paid quarterly in arrears commencing six months after the date of issuance, beginning in February 2000, and thereafter quarterly in arrears. Each share of preferred stock is convertible into one share of common stock at the discretion of the preferred stockholder anytime during the five years following the date of issue at an initial conversion price of $3.35 per share, subject to adjustment, as defined. In addition, the preferred stock converts automatically into one share of common stock in the event of a qualifying initial public offering ("IPO"), as defined.

         The preferred stockholders have no voting rights except those related to certain corporate actions. In the event of dissolution, the preferred stockholders are entitled to receive an amount equal to the stated value per share, plus all accrued but unpaid dividends, before any distribution to the holders of the Company's common stock, resulting in a liquidation preference of $551,233 over the carrying amount of the preferred stock at December 31, 1999.

         The Company is required to redeem the preferred stock at 125% of the stated value plus all accrued but unpaid dividends five years from the date of issue if there has been no qualifying IPO. The carrying amount of the preferred stock is being increased by periodic accretion due to the mandatory redemption feature.


7.       SHAREHOLDERS' EQUITY

         CONVERTIBLE SUBORDINATED DEBENTURES

         In conjunction with the borrowings under the Line, if (i) the investors' guarantee of the Line is called by the bank or (ii) in the event of any default in payment of the Company's notes payable, the investors or the other lenders will be issued convertible subordinated promissory notes in the amount of the guaranty underlying the portion of the Line satisfied or the discharge of indebtedness evidenced by the notes payable. The convertible debentures will be convertible to common stock at the option of the investor at, or any time prior to, the earlier of the second anniversary date of the issuance of the note or the first payment of amortized principal on the note at a conversion price of $2 per share. No convertible subordinated debentures were issued or outstanding at December 31, 1999.

         1995 STOCK INCENTIVE PLAN

         The Company grants stock incentives to certain key individuals under the 1995 Stock Incentive Plan (the "Plan"). The Plan provides for the issuance of up to 450,000 shares of the Company's common stock at the discretion of the board of directors. All employees (including officers), nonemployee directors, and consultants of the Company are eligible to receive options or awards under the Plan. The exercise price for all options or awards is determined by the board, and may not be less than market value at the dates of grant. All options expire and may only be exercised on the date five years after the dates of grant. Options vest immediately upon a qualifying change of control.

         Incentive stock options to acquire 140,635 shares of common stock were granted during 1999 at a weighted average exercise price of $2.83 per share. As of December 31, 1999, there were 337,675 shares outstanding under the Plan with exercise prices ranging from $2 to $3.35 per share, with a weighted average exercise price of $2.34 per share and a weighted average remaining contractual life of 44 months. None of these options were exercisable as of December 31, 1999.

         The use of the fair value method to determine compensation cost for the options consistent with SFAS No. 123 would have decreased reported net income by $21,086 for the year ended December 31, 1999 based on a minimum value calculation using risk-free interest rates ranging from 4.65% to 6.28% and an expected dividend yield of 0%.

         STOCK PURCHASE WARRANTS--LONG-TERM DEBT

                INVESTOR WARRANTS--LINE OF CREDIT AND NOTES PAYABLE

                In conjunction with the borrowings under the Line and the notes, the Company issued warrants for the purchase of a maximum of 1,012,500 shares of the Company's common stock (the "Investor Warrants") to certain investors in consideration for their guaranty of a specified amount of the Line or for a direct line of credit to the Company. The Investor Warrants have an exercise price of $2 per share and expire seven years and vest three years from the date of issue. The Investor Warrants were valued using the Black-Scholes option pricing model. As a result, $1,181,766 was recorded as deferred financing costs for warrants given in exchange for guarantees and $270,025 was recorded as a reduction in the carrying amount of the notes for warrants given in conjunction with direct lines of credit. Investor Warrants to acquire 490,000 shares of common stock were exercised during 1999. There were 522,500 Investor Warrants outstanding with a purchase price of $2 per share as of December 31, 1999.

                1999 INVESTOR WARRANTS

                In conjunction with the exercise of Investor Warrants, investors were issued additional warrants for the purchase of a total of 98,000 shares of the Company's common stock (the "1999 Investor Warrants") which remain outstanding at December 31, 1999. The 1999 Investor Warrants have an exercise price of $4 per share and expire seven years from the date of issue and may not be exercised prior to May 27, 2000. The 1999 Investor Warrants were valued using the Black-Scholes option pricing model, resulting in a valuation of $220,500 which has been recorded as a reduction in additional paid-in capital.

                SERIES B NOTE WARRANTS

                In conjunction with the Series B notes discussed in Note 4, the Company issued warrants for the purchase of a maximum of 250,000 shares of the Company's common stock (the "Series B Note Warrants") to investors in consideration for the investor providing a direct line of credit to the Company. The Series B Note Warrants have an exercise price of $1 per share and expire seven years from the date of issue and may not be exercised prior to May 27, 2000. Series B Note Warrants to acquire a total of 250,000 shares of common stock were issued during 1998 and 1999 and are outstanding at December 31, 1999. Using the Black-Scholes option pricing model, the fair value of the warrants was determined to be $174,158 and was recorded as a reduction in the carrying amount of the Series B Notes.

         All warrants issued in conjunction with the Company's long-term debt vest immediately upon a change of control, as defined, or earlier at the discretion of the Company.

         PREFERRED STOCK WARRANTS

         In conjunction with the Company's preferred stock offering discussed in
         Note 6, the Company issued warrants to the preferred investors for the purchase of a maximum of 300,000 shares of the Company's common stock (the "Preferred Stock Warrants"). The Preferred Stock Warrants have an exercise price of $4 per share and expire seven years from the date of issue and vest one year from the date of issue except at the discretion of the Company or in the event of a change in control, as defined. Preferred Stock Warrants to acquire a total of 162,758 shares of common stock were issued during 1999 and are outstanding at December 31, 1999. The total fair value of the warrants was determined to be $408,648, using the Black-Scholes option pricing model, and is recorded as a reduction to the carrying value of the preferred stock.

         STOCK PURCHASE WARRANTS--SELLING AGENTS

         In conjunction with the Company's private placements, the Company agreed to sell to certain selling agents warrants to purchase shares of common stock (the "Selling Agent Warrants") up to a maximum of 201,135 shares at exercise prices ranging from $1 to $4 per share. The Selling Agent Warrants have a weighted average exercise price of $2.62 per share and expire seven years from the date of issue. Selling Agent Warrants for the purchase of 49,000 shares of common stock with an exercise price of $2 per share were issued in connection with the exercise of Investor Warrants during 1999 and are outstanding at December 31, 1999. The Selling Agent Warrants were valued using the Black-Scholes option pricing model, resulting in a valuation of $28,910, which has been recorded as a reduction in additional paid-in capital. One of the selling agents is a director of the Company.

         In connection with the Company's 1996 private placement memorandum to issue shares of common stock, the Company issued to the selling agents warrants to purchase 57,500 shares of common stock of the Company. These warrants are exercisable at any time at a variable exercise price based on 75% of the price offered to common stock shareholders in a change of control, or the average exercise price per share of the last two options granted to employees of the Company under the 1995 Stock Incentive Plan. The warrants expire five years from the dates of grant. Warrants to acquire a total of 57,500 shares of common stock were issued during 1996 and 1997 and are outstanding and exercisable at December 31, 1999 under these arrangements. The Warrants were valued using the Black-Scholes option pricing model, resulting in a valuation of $78,775, which has been recorded as a reduction in additional paid-in capital.

         STOCK-BASED COMPENSATION FOR NONEMPLOYEE SERVICES

         During 1999, the Company compensated a vendor for entering into a software licensing agreement by issuing 20,000 shares of common stock with a fair value of $67,000 and by issuing warrants for the purchase of 58,000 shares of the Company's common stock with a Black-Scholes option pricing model valuation of $95,700 (Note 11). The warrants have an exercise price of $3.35 per share and expire five years from the date of issue and may not be exercised for three years from the date of issuance, except at the discretion of the Company or in the event of a change of control as defined in the agreement.


8.       401(K) PROFIT-SHARING PLAN

         The Company provides a 401(k) profit-sharing plan which covers substantially all of the Company's employees. The Company may make discretionary matching contributions of each participant's contribution up to a maximum matching contribution of 4% of participant compensation. The Company also may make a discretionary profit-sharing contribution determined annually by the board of directors. Company employer contributions to the plan totaled $52,015 for the year ended December 31, 1999.

9.       INCOME TAXES

         The components of the income tax benefit for the year ended December 31, 1999 are as follows:


                  Income tax benefit                                 $(1,846,210)
                  Change in valuation allowance                        1,846,210
                                                                     -----------
                                Total                                $         0
                                                                     ===========


         The following is a summary of the items which caused recorded income taxes to differ from taxes computed using the statutory federal income tax rate for the year ended December 31, 1999:

                          Tax benefit at statutory rate           (34)%
                          Effect of:
                              State income tax, net                (4)
                              Valuation allowance                  38
                                                                  ---
                          Income tax benefit                        0%
                                                                  ===

         The Company's deferred tax assets and liabilities were comprised of the following at December 31, 1999:

                  Total deferred tax assets                          $ 3,235,000
                  Valuation allowance                                 (3,207,000)
                                                                     -----------
                                Net deferred tax assets                   28,000
                  Total deferred tax liabilities                          28,000
                                                                     -----------
                                Total deferred income taxes          $         0
                                                                     ===========

         Deferred income taxes were principally related to net operating losses, property and equipment depreciation, and amortization of capitalized software development costs. A valuation allowance has been established due to the uncertainty of the realizability of the net deferred tax assets.

         At December 31, 1999, the Company had federal and state net operating loss carryforwards of approximately $8,540,000 available that expire through the year 2015. Changes in the stock ownership of certain shareholders of the Company occurred in 1999 that defer the availability of these net operating loss carryforwards to offset future taxable income.


10.      OPERATING LEASES

         The Company's office space is leased under a noncancelable operating lease expiring in 2003. The Company also has certain other noncancelable automobile and equipment operating leases expiring through 2003.

         Rent expense under these arrangements totaled $92,505 for the year ended December 31, 1999. Future minimum payments under these arrangements is as follows as of December 31, 1999:

                          2000                                   $104,944
                          2001                                    107,764
                          2002                                    112,267
                          2003                                     93,784
                                                                 --------
                                        Total                    $418,759
                                                                 ========

11.      COMMITMENTS AND CONTINGENCIES

         During 1998, the Company entered into a five-year software license agreement with a vendor. Under the terms of the agreement, the Company agreed to pay a monthly fee of $11,300 during 1998 and 1999, $21,300 during 2000, $31,300 during 2001, and $36,300 during 2002.

         During 1999, the Company entered into a three-year software license agreement with a vendor and paid advance product royalties totaling $212,700, consisting of a $50,000 cash amount, 20,000 shares of company common stock with a fair value of $67,000, and warrants to purchase 58,000 shares of company common stock with a fair value of $95,700 (Note 7). Such amounts will be expensed as the related royalty payments become payable to the vendor based on a percentage of future customer product usage over a period not to exceed three years.

         In addition, the Company has entered into annually renewable software license agreements with certain other vendors. The Company accrues the minimum royalties on a monthly basis based on the next scheduled payment.


12.      SUBSEQUENT EVENT

         Effective March 7, 2000, the Company was acquired by Netzee, Inc., a Georgia corporation. As consideration for this acquisition, Netzee issued 838,475 shares of Netzee common stock and issued options to purchase 70,419 shares of Netzee common stock in exchange for the cancellation of options to purchase the Company's common stock. In addition, Netzee assumed approximately $3.3 million in outstanding debt of the Company and $1.2 million in operating liabilities and other acquisition costs. The Company's shareholders have the right to receive up to approximately 628,000 additional shares of Netzee common stock if certain revenue targets are met in fiscal years 2000 and 2001. The acquisition of the Company was accounted for as a purchase in accordance with Accounting Principles Board Opinion No. 16.